UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2007

CENTERLINE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418

(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)	(Zip Code)

212-317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2007, Centerline Holding Company (“the “Registrant”) and Centerline Capital Group Inc. (“Centerline Capital Group” together with the Registrant, the “Borrowers”) entered into a First Amendment (the “Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”) by and among  the Registrant, Centerline Capital Group, certain affiliates of the Registrant and certain bank agents and lenders.

The Amendment amends the Loan Agreement to (a) modify certain financial and other restrictive covenants, (b) increase the number of times the Borrowers will have the right to exercise the Accordion Option (as defined in the Loan Agreement) to enable the Borrowers to do so two more times, (c) clarify that the Registration may issue additional Community Reinvestment Act preferred shares and (d) permit the Borrowers to engage in the origination and acquisition of corporate loans and engage in collateralized loan obligation securitizations.  The Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits

(a).           Financial Statements

Not Applicable.

(b).           Pro Forma Financial Information

Not Applicable.

(c).           Exhibits

Exhibit 10.1                                First Amendment to the Amended and Restated Revolving Credit and Term Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

August 13, 2007	By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer